Exhibit 99.1

Contacts:	Steven O. Cordier
Senior Vice President and CFO
Penford Corporation
303-649-1900
steve.cordier@penx.com
Penford Commences Ethanol Sales
CEDAR RAPIDS, IA, May 13, 2008 — Penford Corporation (Nasdaq: PENX), a global leader in renewable, natural based ingredient systems for food and industrial applications, today announced that it had begun commercial sales of ethanol from its new ethanol facility. The ethanol facility is an expansion of Penford’s existing wet corn milling operations located in Cedar Rapids, Iowa. The facility is designed to efficiently produce between 25 million and 45 million gallons of ethanol annually.
Tim Kortemeyer, President of Penford’s Industrial Ingredients business, stated that, “Starch demand from our paper customers remains fairly solid. For the next several months we intend to utilize our increased wet milling capacity in Cedar Rapids to balance customer requirements for our specialty starches with currently attractive opportunities in the ethanol market.” Kortemeyer added, “Our employees and contractors have worked diligently to complete this expansion at roughly half the capital cost of a similarly sized ‘greenfield’ ethanol plant. I want to congratulate everyone on a safe and successful construction and start up.”
Tom Malkoski, Penford’s President and Chief Executive Officer, noted that, “The addition of ethanol will allow our Cedar Rapids plant to increase production and improve asset utilization, while providing us with new flexibility to maximize returns from multiple market opportunities. Over time, we expect that this investment will deliver real value for our shareholders.”
About Penford Corporation
Penford Corporation develops, manufactures and markets specialty natural-based ingredient systems for numerous applications. Penford has nine locations in the United States, Australia and New Zealand. The Cedar Rapids site is the Company’s largest manufacturing plant.
The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings made by the Company with the Securities and Exchange Commission which include, but are not limited to, competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; expectations regarding the ethanol facility; changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; the risk that results may be affected by construction delays, cost overruns, technical difficulties, nonperformance by contractors or changes in capital improvement project requirements or specifications; interest rate, chemical and energy cost volatility; foreign currency exchange rate fluctuations; changes in assumptions used for determining employee benefit expense and obligations; other unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.